UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2022

RECURSION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 S Rio Grande Street

Salt Lake City, UT 84101

(Address of principal executive offices, including zip code)

(385) 269-0203

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On October 24, 2022, Recursion Pharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain qualified institutional buyers and institutional accredited investors (each, a “Purchaser,” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers an aggregate of 15,336,734 shares of the Company’s Class A common stock, par value $0.00001 per share (the “Shares”), at a purchase price of $9.80 per Share in a private placement to new and existing investors that are qualified institutional buyers and institutional accredited investors, including Kinnevik AB, Baillie Gifford, Mubadala Investment Company, Laurion Capital Management, Invus, and Platinum Investment Management Limited solely in its capacity as the responsible entity of Platinum International Health Care Fund. The gross proceeds of the Private Placement are expected to be approximately $150 million, before deducting placement agent fees and other expenses. The first closing of the Private Placement is expected to close on or before October 27, 2022 with a second closing, if any, to occur at a time mutually agreed with applicable Purchaser(s), subject to the satisfaction of customary closing conditions.

The Company currently intends to use the net proceeds from the Private Placement, together with existing cash and cash equivalents, for general corporate purposes, which may include strategic investments in advancing existing clinical and preclinical programs, including the Company’s new clinical program in AXIN1/APC mutant cancers with an initial focus in hepatocellular carcinoma and ovarian cancer for which a Phase 2 trial is being planned, digital chemistry technologies, automated chemical microsynthesis technologies, industrialized validation and translation, and scientific and technical personnel as well as runway extension and other purposes. However, the Company does not have agreements or commitments for any strategic investments at this time.

Morgan Stanley & Co. LLC is acting as the lead placement agent for the Privagte Placement. Berenberg Capital Markets LLC, KeyBanc Capital Markets Inc. and Needham & Company, LLC are acting as co-placement agents (together with Morgan Stanley & Co. LLC, the “Placement Agents”) for the Private Placement, and the Company has agreed to pay customary placement fees and reimburse certain expenses of the Placement Agents. The Company entered into a placement agent agreement and letter agreements with the Placement Agents regarding their engagement as placement agents, pursuant to which the Placement Agents agreed to act as placement agents for the Private Placement.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. Pursuant to the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s common stock or any securities of the Company that are convertible into or exercisable or exchangeable for shares of the Company’s common stock for a period beginning on the date of the Purchase Agreement until close of trading on the date that is forty-five (45) days after the date of the Purchase Agreement, subject to certain exceptions.

The Shares being issued pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Shares described herein.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Purchasers entered into a Registration Rights Agreement, dated October 24, 2022 (the “Registration Rights Agreement”), providing for the registration for resale of the Shares. The Company is required to prepare and file a registration statement (or a prospectus supplement to an effective registration statement on Form S-3ASR that will become automatically effective upon filing with the SEC pursuant to Rule 462(e)) with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable after the closing date of the Private Placement, and in any event within two business days following the closing date, and to use its best efforts to have the registration statement declared effective as soon as practicable and in any event within 90 days following the closing date (provided that if the registration statement is an automatically effective shelf registration statement, or a prospectus supplement to an automatically effective shelf registration statement, it will become effective upon filing with the SEC pursuant to Rule 462(e)) of the Securities Act). After such registration, the Company has agreed to use commercially reasonable efforts to keep the registration statement continuously effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the registration statement or prospectus supplement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Class A common stock or other securities of the Company.

Item 7.01.	Regulation FD Disclosure

On October 25, 2022, the Company issued a press release announcing the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

On October 25, 2022, the Company posted an updated corporate presentation to the investor section of the Company’s website. A copy of this presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in the slides is summary information that is intended to be considered in the context of the more complete information included in the Company’s filings with the SEC and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in the presentation in this Current Report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such update may be made through the filing of other reports or documents with the SEC.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Financial Statements and Exhibits.

Clinical Update

The Company announces that it has nominated REC-4881 as a clinical program for the potential treatment of AXIN1/APC mutant cancers with an initial focus in hepatocellular carcinoma and ovarian cancer and has prioritized the resources to accelerate planning to initiate a Phase 2 trial. Due to the continued advancement of the Company’s oncology pipeline, including the nomination of the AXIN1/APC program, the Company has made the difficult decision to halt further internal effort on the Company’s GM2 program to redirect resources to those programs with significant unmet need that the Company believes has a higher probability of advancing to patients in the near term. The Company will make efforts to work with GM2 and related patient foundations to transfer the relevant scientific knowledge.

Financial Update

On October 24, 2022, the Company estimated that its cash and cash equivalents balance as of September 30, 2022 was approximately $455 million. The Company does not expect its operating expenses for the fourth quarter of 2022 to differ materially from its operating expenses for each of the first three quarters of 2022.

The Company’s consolidated financial statements for the three months ended September 30, 2022 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material.

The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results and, accordingly, does not express an opinion or any other form of assurance about them.

Forward Looking Statements

The Company cautions you that statements contained in this report includes or is based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those regarding preclinical and clinical programs, preliminary financial results, expectations about future operating expenses, and all other statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements such as those described under the heading “Risk Factors” in the Company’s filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and the Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Stock Purchase Agreement, dated October 24, 2022, by and among the Company and the Purchasers.

10.2*	Registration Rights Agreement, dated October 24, 2022, by and among the Company and the Purchasers.

99.1	Press release issued by the Company on October 25, 2022, furnished herewith.

99.2	Company presentation dated October 25, 2022, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2022	RECURSION PHARMACEUTICALS, INC.

	By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer